Exhibit 1A-2A

State of Delaware Secretary of State Division of Corporations Delivered 12:30 PM 03/01/2023 FILED 12:30 PM 03/01/2023 SR 20230813202 - File Number 7324165 STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION FIRST Name  The name of the limited liability company is: LM Capital Real Estate Investment Trust LLC SECOND Registered Agent   The address of its registered office in the State of Delaware is  8 The Green, Suite D in the City of Dover. Zip code 19901   The name of its registered agent at such address is  Delaware Registered Agent Service LLC  THIRD  Duration   The duration of the limited liability company shall be perpetual.  FOURTH  Purpose  The purpose for which the company is organized is to conduct any and all lawful business for which Limited Liability Companies can be organized pursuant to  Delaware statute.  In Witness Whereof, the undersigned have executed this Certificate of Formation this 22nd day of February, 2023.    By:  Authorized Person Name: Kayden Jess  PAGE 1 REVISED 8/11198  Whenever a filing is received by the Secretary of State with the words "Bank" or "Trust" or a derivative of either word in the name, we will forward it to the State Bank Commissioner or his designee prior to filing, pursuant to Title 8, Delaware Code, Sections 126 and 395, and Title 5, Delaware Code, Section 721. After review by the Commissioner or his designee, a recommendation will be made to the .Secretary of State indicating whether or not the name should be approved.  In order for the Bank Commissioner to determine whether or not to recommend approval, please answer the following questions:  IF THIS FORM IS NOT COMPLEIELY FILLED OUT, IT WILL NOT BE REVIEWED BY THE BANK COMMISSIONER   1. The name on the filing is LM Capital Real Estate Investment Trust 2. The type of filing is LLC Formation  3. Will the corporation be a bank? Yes No  4. If not will it be a bank holding company? Yes No x.  5. Will the corporation conduct banking business in Delaware? Yes No  6. If not, will it be conducting a banking business out of state? Yes No  7. If yes, what type of banking business and where will the business be conducted.      8. Under which federal or state regulatory authority will it operate (OCC, OTS, FRB, SEC, FOREIGN  (describe), etc.)? SEC    9. Has application(s) been filed with the above-mentioned agency(ies)? Yes No x  (If yes, which agency(ies) and when was each application filed?)       10. If not a banking business, what type of business will it be conducting?  real estate investment  PAGE 2     I. I If not a banking business, will it be regulated by any federal or state agency? Yes No X  11 a. If yes, which agency? which state?  12. Is the applicant an affiliate of a regulated entity? No  12a. If yes, identify which entity. .   13. Contact name, address, and telephone number:  Michael Aminpour, 9461 Charleville Blvd, Ste 500, Beverly Hills CA 90212, 3104059778        (signature) f (title) Manager           TO THE OFFICE OF THE STATE BANK COMMISSIONER   Please review and return with your recommendation as soon as possible.   APPROVAL RECOMMENDED NAME   APPROVAL NOT RECOMMENDED DATE 3 a;    This is a Priority Filing Yes No  kle-